UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 7, 2006

                         GLOBAL REALTY DEVELOPMENT CORP.
               (Exact name of registrant as specified in charter)


         Delaware                    000-32467                13-4105842
          --------                   ---------                ----------
(State or other jurisdiction of     (Commission             (IRS Employer
        incorporation)               File Number)         Identification No.)

11555 Heron Bay Boulevard, Suite 200 Coral Springs Florida              33076
----------------------------------------------------------              -----
             (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (954) 603-0522

          (Former name of former address, if changed since last report)

                                   Copies to:
                             Richard Friedman, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

     On March 7, 2006, Global Realty Development Corp. (the "Company") announced that the Supreme Court of Victoria in Melbourne, Australia has issued an order immediately releasing all of the properties held by the Company's Australian subsidiaries from all restraints that were in effect as a result of an action being brought against a shareholder of the Company. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. In accordance with Regulation FD, this current report is being filed to publicly disclose all information that was provided in its press release. This report under Item 7.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

99.1   Press Release, dated March 6, 2006, issued by Global Realty Development
       Corp.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL REALTY DEVELOPMENT CORP.


Dated: March 7, 2006                    By: /s/ Robert Kohn
                                        --------------------
                                        Name: Robert Kohn
                                        Title: Chief Executive Officer

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